Exhibit 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT
AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) dated as of August 1, 2012 between Validus Holdings, Ltd., a Bermuda corporation (the “Company”), and Mr. Robert F. Kuzloski (the “Executive”).
WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of March 12, 2010 (the “Agreement”);
WHEREAS, the Company and the Executive wish to amend the Agreement as set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and Executive hereby agree as follows:

1.	Section 3.01 of the Agreement is amended to read in its entirety as follows:
“Position and Duties. Effective on the Start Date, the Executive shall serve as Executive Vice President and General Counsel of the Company, render such services to the Company and its Affiliates which are consistent with Executive's position and have such responsibilities, powers and duties as may from time to time be prescribed by the senior executives of the Company and its Affiliates; provided that such responsibilities, powers and duties are substantially consistent with those customarily assigned to individuals serving in such position at comparable companies or as may be reasonably required by the conduct of the business of the Company or its Affiliates. The Executive will report directly to the President and Chief Financial Officer of the Company. During the Employment Period the Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company and its Affiliates. The Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person not related to the business of the Company or its Affiliates, whether for compensation or otherwise, without prior written consent of the Company.”

2.	Section 4.02 of the Agreement is amended to read in its entirety as follows:
“Bonuses. In addition to the Base Salary, the Executive shall be eligible to participate in an annual bonus plan on terms set forth from time to time by the Board of Directors of the Company; provided, however, the Executive's target annual bonus will be 100% of his Base Salary and that, effective as of January 1, 2013, the Executive's target annual bonus will be 115% of his Base Salary.”
3.Except as set forth herein, the Agreement shall continue in full force and effect in accordance with its terms.

4.ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AMENDMENT WILL BE GOVERNED BY THE INTERNAL LAW OF BERMUDA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, AND THE PARTIES HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF BERMUDA.

5.This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

VALIDUS HOLDINGS, LTD.

By:    /s/ Joseph E. (Jeff) Consolino
Printed Name: Joseph E. (Jeff) Consolino
Title: President and Chief Financial Officer

By:    /s/ Robert F. Kuzloski
Printed Name: Robert F. Kuzloski